Exhibit 10.2
PARTICIPATION AGREEMENT

This Participation Agreement (this “Agreement”) is entered into effective as of the 30th day of September, 2008 (the “Effective Date”) by and between UNITED MORTGAGE TRUST, a real estate trust organized under the laws of the State of Maryland with an address of 1702 N. Collins Blvd., Suite 100, Richardson, TX 75080, as lender, agent and assignor (“UMT”), and UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership with an address of 1812 Cindy Lane, Suite 200, Bedford, Texas 76021, as assignee (“UDF III”).

R E C I T A L S:

A.           United Development Funding, L.P., a Delaware limited partnership (“Borrower”) has executed and delivered that certain First Amended and Restated Secured Line of Credit Promissory Note, dated as of September 30, 2004, payable to the order of UMT in the original principal amount of $30,000,000, as amended and restated in its entirety by that certain Second Amended and Restated Secured Line of Credit Promissory Note dated as of June 20, 2006 in the increased principal amount of $45,000,000, as modified by that certain First Modification of Second Amended and Restated Secured Line of Credit Promissory Note dated as of September 1, 2006 (as so amended, and as it may be further amended, modified, renewed, extended, superseded or replaced from time to time, the “Note”).

B.           The payment and performance of Borrower’s obligations under the Note is secured by that certain First Amended and Restated Security Agreement dated as of September 30, 2004, executed by Borrower in favor of UMT (as it may be amended, modified, renewed, extended, superseded or replaced from time to time,   the “Security Agreement”).

C.           The Note, the Security Agreement, and all other instruments, agreements, mortgages, guarantees, certificates executed or entered into in connection with the Note are referred to herein collectively as the “Loan Documents”.

D.           UMT and UDF III entered into that certain Economic Interest Participation Agreement and Purchase Option dated effective as of September 19, 2008 (the “Economic Participation Agreement”) pursuant to which UDF III purchased (i) an economic interest in the payments of principal and interest made by Borrower under the Note relating to amounts funded by UDF III towards UMT’s funding obligations under the Note (the “Economic Interest”) and (ii) an option to purchase a Participation Interest (as defined in Section 1 below) in the Note and the other Loan Documents (the “Option”).

E.           On the Effective Date, UDF III exercised its Option and acquired the Participation Interest.

F.           UMT and UDF III are entering into this Agreement in order to set forth their mutual understanding with respect to the UDF III’s ownership of the Participation Interest, their respective rights and obligations relating to the collateral securing the loan, to payments received from Borrower, and to other related matters of loan and collateral administration.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UMT and UDF III agree as follows:

1.           Defined Terms.  The terms defined in the introductory paragraph and the recitals to this Agreement shall have the respective meanings given to such terms therein.  As used in this Agreement, the following terms shall have the following definitions:

“Agent” means UMT in its capacity as Agent hereunder.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the applicable Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claims” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Lenders now or hereafter arising or existing under or relating to the Note or any other Loan Document, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Collateral” means the all assets of Borrower on which UMT has been granted a security interest under the Loan Documents.

“Economic Interest” has the meaning given to such term in the recitals to this Agreement.

“Economic Participation Agreement” has the meaning given to such term in the recitals to this Agreement.

“Enforcement Action” means any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, a Claim or the Collateral. The filing of an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

“Event of Default” shall mean any “event of default” or “default” occurring under the Note or the other Loan Documents, after giving effect to any applicable notice and cure periods.

“Exercise Price” means One Hundred and NO/100 Dollars ($100.00).

“Lender” means UMT or UDF III, individually, and “Lenders” means UMT and UDF III, collectively.

“Loan Documents” shall have the meaning given to such term in the recitals to this Agreement.

“Loan” means the loan made to Borrower pursuant to the Note.

“Non-filing Lender” shall have the meaning given to such term in Section 11.

“Note” shall have the meaning given to such term in the recitals to this Agreement.

“Option” has the meaning given to such term in the recitals to this Agreement.

“Participation Interest” means a participation interest in ownership of the Note and the Loan Documents relating to the Borrower Advances funded by UDF III with respect to the Note (irrespective of whether such funding occurred under the Economic Participation Agreement or under this Agreement, and irrespective of whether such funding occurred or occurs prior to, on or after the Effective Date) including, without limitation, a participation in all rights incidental to ownership of the Note and the Loan Documents.

“Proceeds of Collection” has the meaning given to such term in Section 10.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement dated as of June 14, 2006 by and among Textron, UMT and Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Textron” means Textron Financial Corporation in its capacity as agent for certain lenders to Borrower, and its successors and assigns.

2.           Conversion of Economic Interest; Assignment.  UMT and UDF III acknowledge that UDF III has exercised its Option and that concurrently with such exercise, UDF III’s Economic Interest in the Note is being converted to a Participation Interest in the Note and the other Loan Documents.  In furtherance of the conversion and in consideration for the payment of the Purchase Price (as defined in Section 3 below), UMT hereby agrees to sell, transfer, assign and convey, and does hereby sell, transfer, assign and convey to UDF III, and UDF III hereby agrees to purchase, accept and receive, and does hereby purchase, accept and receive from UMT, the Participation Interest.

3.           Appointment of Agent.

(a)           UDF III hereby designates UMT as Agent with respect to its Participation Interest to act as herein specified.  UDF III hereby authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Note and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof or by the Note and the other Loan Documents, and such other powers as are reasonably incidental thereto.  Agent shall receive, hold and pay to Lenders in accordance with Section 8 or Section 10, as applicable, all payments of principal, interest, fees, charges and expenses received pursuant to the Note and Agent shall hold all Collateral for the ratable benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees. UMT’s power to act as Agent hereunder is subject to the restrictions set forth in Section 4.

(b)           Agent shall have no duties or responsibilities in its capacity except those expressly set forth in this Agreement or in the Note and other Loan Documents.  The duties of Agent shall be mechanical and administrative in nature and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

4.           Management and Control.

(a)           For so long as no Event of Default  has occurred and is continuing, UMT has the administrative authority to manage and control the Note and the Loan Documents.  Notwithstanding the foregoing provisions of this Section 4, the following decisions shall require the consent of both Lenders:  (i) approval of Borrower Advances, (ii) amendments or modifications to the Note or the other Loan Documents, (iii) any material change in the terms of the Note and the other Loan Documents (including any change in the terms of principal repayment, any change of maturity dates, any interest rate or fee reductions, or any release of Collateral), (iv) any waiver or forbearance of any Event of Default or known non-compliance by Borrower of any provision in the Note and the other Loan Documents, and (v) any other material decision related to the Loan, the Note, the Loan Documents or the Collateral.

(b)           Upon and during the continuance of an Event of Default, the provisions of Sections 9 through 13, inclusive, shall govern the respective powers and rights of the Lenders.

5.           Participation in Borrower Advances.  Commencing on the Effective Date, each time that Borrower requests an advance of principal under the Note (a “Borrower Advance”), UMT shall notify UDF III in writing of the principal amount requested by Borrower and the wire transfer and funding instructions.  Thereafter, UDF III shall fund an amount to UMT equal to the amount of the Borrower Advance and upon such funding, UDF III shall own the Participation Interest related to the Borrower Advance so funded by UDF III.  UMT shall clearly notate the Participation Interest of UDF III in its books and records by marking each Borrower Advance funded by UDF III and notating that the Participation Interest for such Borrower Advance is owned by UDF III.  Each time UDF III funds a Borrower Advance, UDF III’s Participation Interest shall be increased accordingly.

6.           Purchase Price.  The purchase price for the Participation Interest shall be (i) UDF III’s funding of each Borrower Advance made under the Note (irrespective of whether such funding occurred under the Economic Participation Agreement or under this Agreement, and irrespective of whether such funding occurred or occurs prior to, on or after the Effective Date) (ii) UDF III’s funding of its pro-rata share of any costs of collection, including attorney fees and (iii) UDF III’s payment of the Exercise Price (collectively, the “Purchase Price”).

7.           Proportionate Interests.  Except as otherwise provided in this Agreement, all of the rights, interests and obligations of each Lender under the Note and the other Loan Documents, including the Lenders’ respective security interests in the Collateral, shall be shared by the Lenders in the ratio of (a) the aggregate outstanding amount (including principal and accrued interest) of the Borrower Advances funded by such Lender to (b) the aggregate outstanding amount (including principal and interest) of the Loan to Borrower.  Any reference in this Agreement to a Lender’s “share” or an allocation between or sharing by the Lenders of any right, interest or obligation “pro rata,” “ratably,” “proportionally” or in similar terms shall refer to this ratio.

8.           Allocation of Payments Prior to an Event of Default.  All amounts received by the Agent for the account of Borrower prior to an Event of Default, whether by payment, set-off or otherwise (including any voluntary prepayments by Borrower) shall be allocated between the Lenders as follows:

(a)           Interest.  For each payment of interest made by Borrower on the Note, UMT shall pay UDF III its pro rata share of accrued interest paid on the Note based on UDF III’s Participation Interest.  For example and not necessarily representative of real transactions hereunder, if $20,000,0000 in principal is outstanding under the Note, UMT has funded $16,000,000 of such outstanding principal amount and UDF III has funded $4,000,0000 of such outstanding principal amount, and Borrower makes a payment equal to all accrued interest then due and payable under the Note, then UDF III’s pro rata share of Borrower’s interest payment shall be 20% ($4,000,000 / $20,000,000).

(b)           Principal. For each repayment of principal made by Borrower under the Note, UMT shall pay UDF III its pro rata share of the principal repaid based on UDF III’s Participation Interest.  For example and not necessarily representative of real transactions hereunder, if $32,000,0000 in principal is outstanding under the Note, UMT has funded $16,000,000 of such outstanding principal amount and UDF III has funded $16,000,0000 of such outstanding principal amount, and Borrower makes a principal payment equal to $1,000,000, then UDF III’s pro rata share of Borrower’s principal payment shall be $500,000.

(c)           Payments. UMT shall make all payments to UDF III by wire transfer promptly upon receipt of payments from Borrower under the Note.

9.           Decision to Exercise Remedies Upon an Event of Default. Upon the occurrence of an Event of Default, Lenders shall take such actions and only such actions as Lenders mutually agree to take to enforce their rights and remedies under the Note; provided, however, that if after consultation, Lenders cannot mutually agree on what action to take, then if either Lender desires to accelerate the Note, the Agent shall cause the acceleration of the Note.  Upon such acceleration, the Lenders shall mutually agree as to what Enforcement Action should be taken; provided, however, that if after consultation, Lenders cannot mutually agree on what action to take, then the Lender with the largest outstanding loan to Borrower (the “Enforcing Lender”) shall have the right to determine and shall control the timing, order and type of Enforcement Actions which will be taken and all other matters in connection with any such Enforcement Actions. In taking such Enforcement Actions pursuant to the previous sentence, the Enforcing Lender shall act reasonably and in good faith and shall consult with and keep the other Lender informed thereof at reasonable intervals; provided, however, that notwithstanding any such consultations and provision of information to the other Lender, the Enforcing Lender shall retain the right to make all determinations in the event of disagreements between the Enforcing Lender and the other Lender.

10.           Application of Proceeds of Collateral after an Event of Default.  Notwithstanding anything to the contrary in the Loan Documents, as between the Lenders, the proceeds of all Collateral, or any part thereof, and the proceeds of any remedy with respect to the Collateral under the Loan Documents after the occurrence and during the continuance of an Event of Default (collectively, the “Proceeds of Collection”) shall upon receipt by Lenders be paid to and applied as follows:

(a)           First, to the payment of all then outstanding out-of-pocket costs and expenses incurred by the Lenders, or either of them, in enforcing the Lenders’ default rights and remedies, including all amounts expended to preserve the value of the Collateral and all legal expenses and attorneys’ fees;

(b)           Second, to the Lenders, ratably, in an amount up to their respective Claims; and

(c)           Third, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

11.           Insolvency Events.  If Borrower: (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing its inability to pay its debts as they become due, or its inability to payor perform under the Loan Documents; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted; or (vii) or its directors or majority shareholders or partners shall take any action initiating any of the foregoing actions described in clauses (a) through (f); or (viii) either (A) forty-five (45) days shall have expired after the commencement of any involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (B) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (C) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (D) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings, or sixty (60) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the priorities of Borrower without such appointment being vacated; then, and in any such event, and subject to any subordination arrangements to which the Lenders may be subject, (1) all payments and distributions of any kind or character, whether in cash or property or securities in respect of the Lenders’ Claims shall be distributed between the Lenders in accordance with the provisions of Section 10 hereof; (2) each Lender shall promptly file a claim or claims, on the form required in such proceeding, for the full outstanding amount of such Lender’s Claim, and shall use its best efforts to cause said claim or claims to be approved; (3) each of the Lenders hereby irrevocably agrees that, to the extent that it fails timely to do so (a “Non-filing Lender”), at least twenty (20) days before the deadline for such filing, the other Lender may in the name of the Non-filing Lender, or otherwise, file and prove up any and all claims of the Non-filing Lender relating to the Non-filing Lender’s Claim; and (4) in the event that, notwithstanding the foregoing, but subject to the provisions of Section 10) hereof, any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its share, then the portion of such payment or distribution in excess of such Lender’s share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s Claims.

12.           Return of Payments. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.

13.           Foreclosure.

(a)           Credit (Debt) Bid by Lenders. Only by mutual agreement shall the Lenders (or any subsidiary of the Lenders) make a credit (debt) bid at any foreclosure sale or other sale of any of the Collateral (or the assets underlying the Collateral) on behalf of or for the benefit of the Lenders. If Lenders are the successful bidders at the sale, then unless otherwise agreed in writing by the Lenders (i) the amount to be credited against their respective Claims shall be allocated pro rata between the Lenders according to the balances of such Claims, and (ii) Lenders shall take title to the Collateral or assets so purchased together, each holding a pro rata undivided interest in such Collateral or assets.  The Lenders shall mutually agree as to the most favorable disposition of any Collateral purchased with any such credit (debt) bid.

(b)           Cash Bid for Account of One Lender. No Lender or any subsidiary of such Lender shall make a cash bid at any foreclosure sale or other sale of any of the Collateral (or any asset underlying the Collateral) without the prior written consent of the other Lender, which consent shall not be unreasonably withheld, conditioned or delayed.  If a cash bid is made and is successful, then unless otherwise agreed in writing by the Lenders (i) the proceeds of the sale shall be allocated as set forth in Section 10, and (ii) the Lender that entered the successful bid shall acquire the Collateral or assets so purchased for its own account, and the other Lender shall have no further interest in that Collateral or assets upon the payment to such other Lender of the shares of the proceeds in accordance with Section 10.

14.           Insurance.  In the event of any loss affecting any Collateral, the proceeds of all insurance applicable to such Collateral shall (subject to Borrower’s rights under the Note) be applied in the same manner set forth in Section 8; provided, that if an Event of Default has occurred and is continuing under the Note, then such proceeds shall be applied in the same manner as set forth in Section 10.

15.           Exculpation of and Delegation by Lenders.

(a)           Exculpation. In connection with any exercise of Enforcement Actions hereunder, neither of the Lenders nor any partner director, officer, employee, attorney, accountant or agent of either Lender shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.

(b)           Delegation of Duties. Each Lender may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

16.           No Responsibility for Investigation.  Each Lender represents that it has made, and agrees that it will continue to make, its own independent investigation of the financial condition and affairs of Borrower in connection with the making of Borrower Advances pursuant to the Note, and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower.  Absent a written request by one Lender to the other Lender, neither Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the other Lender or to provide the other Lender with any credit or other information with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to the Lenders by Borrower. Notwithstanding the foregoing, each Lender which receives or otherwise comes into possession of information such Lender would want to receive if it were not the original recipient thereof shall use commercially reasonable efforts to provide (or otherwise make available) such information to the other Lender.

17.           Confidentiality.  Each Lender acknowledges that all information relating to this Agreement is privileged and confidential. In handling any confidential information related to this Agreement, each Lender and all employees and agents of each Lender shall exercise the same degree of care that such Lender exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or other affiliates of such Lender in connection with their present or prospective business relations, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of such Lender and (v) as such Lender may determine in connection with the enforcement of any remedies hereunder or under the Loan Documents.  Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of a Lender when disclosed to such Lender, or becomes part of the public domain after disclosure to such Lender through no breach of any contractual obligation of such Lender; (b) is disclosed to Lender by Borrower, or (c) is disclosed to a Lender by a third party, provided such Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

18.           Transfer of Interest in Loans.

(a)           Consent.  Neither Lender may sell or otherwise transfer any of its interest in the Note, the related Loan Documents or the Loan, without the prior written consent of the other Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that each Lender agrees that either Lender may collaterally assign to its lender or grant a security interest in such Lender’s interests without consent and if the assignee of such Lender is a creditor of such Lender to whom such Lender has collaterally assigned its interests or granted such a security interest, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event where with the giving of notice or the passage of time or both would constitute such an event of default, the written consent of such assignee, rather than of such assignor Lender, shall be required for any modification or amendment to this Agreement.

(b)           Assumption of Obligations. As a condition precedent to receipt of an interest in the Loan, the transferee shall become a party to this Agreement assume all obligations of the transferring Lender with respect to the portion of the transferor’s interest under this Agreement and the Note and shall execute a counterpart hereto or joinder agreement evidencing such assumption, which shall be satisfactory in all respects to the non-transferring Lender.

(c)           Voidability.  Any sale or transfer of an interest in this Agreement and the Note shall be voidable at the option of the non-transferring Lender unless the provisions of this Section 18 are satisfied.

19.           UDF III’s Representations and Warranties.  UDF III hereby represents and warrants to UMT that: (i) UDF III is a limited partnership, organized, validly existing and in good standing under the laws of the State of Delaware, (ii) UDF III has all requisite limited partnership power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and each other agreement executed and delivered by UMT in connection herewith, (iii) this Agreement has been duly authorized, executed and delivered by UDF III and constitutes the legal, valid and binding obligation of UDF III, enforceable against UDF III in accordance with its terms; and (iv) UDF III has obtained all necessary consents, releases and agreements required to enter into this Agreement and to consummate the transactions contemplated hereby.

20.           UMT’s Representations and Warranties.  UMT hereby represents and warrants to UDF III, and agrees, that: (i) UMT is a real estate investment trust organized, validly existing and in good standing under the laws of the State of Maryland, (ii) UMT is the sole owner of the Note and the Loan Documents, (iii) UMT has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and each other agreement executed and delivered by UMT in connection herewith and (iv) this Agreement has been duly authorized, executed and delivered by UMT and constitutes the legal, valid and binding obligation of UMT, enforceable against UMT in accordance with its terms.

21.           Subordination Agreement. This Agreement is subject to that certain Subordination and Intercreditor Agreement executed by UMT in favor of Textron Financial Corporation, as agent for certain lenders to Borrower, dated as of June 14, 2006 (as it may be amended, modified, renewed, extended, superseded or replaced from time to time, the “Subordination Agreement”).  Nothing herein shall effect or impede the obligations of UMT under the Subordination Agreement.  UDF III hereby accepts, assumes and agrees to be bound by, all of the terms and provisions of the Subordination Agreement; provided however, that such agreement shall not be deemed to create privity between UDF III and Textron Financial Corporation.

22.
Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, successors and assigns; provided, however, that (i) UMT may assign this Agreement and its rights and obligations hereunder to any entity acquiring the Note and Loan Documents with the prior written consent of UDF III, and (ii) UDF III may not assign or transfer all or any portion of this Agreement and its rights and obligations hereunder without the prior written consent of UMT.

23.           Indemnification by UDF III.  UMT shall not be liable or responsible for, UDF III shall protect, indemnify, defend and hold UMT harmless from and against, any and all claims and damages of every kind relating to (i) its performance as Agent for UDF III with respect to the Participation Interest, (ii) the performance or nonperformance of any act by UMT under the Note and other Loan Documents, (iii) Borrower’s failure to pay the Note in full or to comply with any of its obligations under the Note or any other Loan Document, or any “default” or “event of default” by Borrower under the Note or any other Loan Document, or any breach by Borrower of any representation, warranty, covenant or agreement contained in the Note or any other Loan Document, (iv) UMT’s enforcement, or lack of enforcement, of any right it may have arising under the Note and the other Loan Documents; and (v) UDF III’s loss of its investment in the Participation Interest, in whole or in part, should such loss occur for any reason; provided, however, that UDF III shall have no indemnity obligations under this Section 23 to the extent that any claims or damages arise from the gross negligence or willful misconduct of UMT or UMT’s failure to obtain any consent of UDF III required by Section 4(a).

24.           Indemnification by UMT.  UMT shall not be liable or responsible for, and UMT shall protect, indemnify, defend and hold UDF III harmless from and against, any and all claims and damages of every kind relating to (i) the performance or nonperformance of any act by UDF III with respect to its Participation Interest in the Note and other Loan Documents, (ii) Borrower’s failure to pay the Note in full or to comply with any of its obligations under the Note or any other Loan Document, or any “default” or “event of default” by Borrower under the Note or any other Loan Document, or any breach by Borrower of any representation, warranty, covenant or agreement contained in the Note or any other Loan Document, (iv) UDF III’s enforcement, or lack of enforcement, of any right it may have arising with respect to the Participation Interest under the Note and the other Loan Documents; and (v) UMT’s loss of its investment in the Note and the Loan Documents, in whole or in part, should such loss occur for any reason.

25.           Entire Agreement; Amendment.  This Agreement together with its exhibits contain the entire understanding and agreement of UMT and UDF III regarding the subject matter hereof and may not in any way be altered, amended or modified except by an instrument in writing signed by UMT and UDF III.

26.           Governing Law.  This Agreement and the rights of UMT and UDF III shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its rules regarding conflict of laws.

27.           Headings.  The headings of the sections in this Agreement are for convenience of reference only and shall have no application in the interpretation of this Agreement.

28.           Exhibits.  The exhibits hereto are incorporated by reference to the same extent as if fully set forth herein.

29.           Severability.  If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

30.           Further Assurances.  The parties agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

31.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original.

32.           Costs of Collection.  UDF III shall fund its pro-rata share of any costs of collection of the Note, including attorney fees, upon UMT’s request.

33.           Notices.  All notices under this Agreement shall be in writing and sent by hand delivery, overnight courier, or certified or registered mail, return receipt requested, to the parties at their respective addresses set forth in the introductory paragraph hereof, or to such other address as a party shall have designated by notice in the manner described above.  Any notice shall be deemed to be delivered upon actual receipt by the party to whom it is addressed.

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IN WITNESS WHEREOF, this Agreement has been executed on this the 30th day of September, 2008, effective for all purposes as of the Effective Date.

UMT:

UNITED MORTGAGE TRUST

By:	/s/ David Hanson
Name: David Hanson
Title: UMTH GP, LP - Advisor

UDF III:

UNITED DEVELOPMENT FUNDING III, L.P.

By:           UMTH Land Development, L.P.
Its:           General Partner

By:           UMT Services, Inc.
Its:           General Partner

By:	/s/ Ben Wissink
Name: Ben Wissink
Title: Chief Operating Officer